EXHIBIT 99.1

Ramco-Gershenson Properties Trust
27600 Northwestern Highway, Suite 200
Southfield, MI 48034
(248) 350-9900
FAX: (248) 350-9925

Contact: Phone: FAX:	Dennis Gershenson, President & CEO or Richard Smith, CFO (248) 350-9900 (248) 350-9925	FOR IMMEDIATE RELEASE Tuesday, October 21, 2003

RAMCO-GERSHENSON PROPERTIES TRUST
ANNOUNCES UNDERWRITERS’ EXERCISE
OF OVER-ALLOTMENT OPTION

     SOUTHFIELD, Mich. – Ramco-Gershenson Properties Trust (NYSE:RPT) announced today, that on October 17, 2003, McDonald Investments Inc., and RBC Capital Markets, the underwriters of the Company’s public offering of 2.0 million common shares of beneficial interest, provided notice to exercise, in full, their option to purchase an additional 300,000 common shares of beneficial interest to cover over-allotments. The closing of both transactions took place Monday, October 20, 2003.

     Ramco-Gershenson Properties Trust has a portfolio of 64 shopping centers totaling approximately 12.8 million square feet of gross leasable area, consisting of 63 community centers, of which ten are power centers and three are single tenant properties, as well as one enclosed regional mall. The Company’s centers are located in Michigan, Ohio, Wisconsin, New Jersey, Maryland, Virginia, North Carolina, South Carolina, Tennessee, Georgia, Alabama and Florida. Headquartered in Southfield, Michigan, the Company is a fully integrated, self-administered, publicly-traded real estate investment trust (REIT) which owns, develops, acquires, manages and leases community shopping centers, regional malls and single tenant retail properties, nationally.

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